Exhibit 99.1

Press Contact:
Barry Holt
203-517-3110
Barry.Holt@isg-one.com

Investor Contact:
David Berger
203-517-3104
David.Berger@isg-one.com

INFORMATION SERVICES GROUP ANNOUNCES

THIRD-QUARTER FINANCIAL RESULTS

Record Third-Quarter Revenues of $53.3 million, up 4% from prior year

Adjusted EBITDA of $6.5 million, up 12% from prior year; Adjusted EPS of $0.10, up 43%

Strong operating results drove cash balance up to $21.8 million

Recently signed over $20 million in Managed Services contracts

STAMFORD, Conn., November 4, 2014 — Information Services Group, Inc. (ISG) (NASDAQ: III), a leading technology insights, market intelligence and advisory services company, today announced financial results for the third quarter and nine months ended September 30, 2014.

“We achieved record third-quarter revenues, driven by double-digit growth in Europe,” said Michael P. Connors, chairman and chief executive officer, ISG. “Our adjusted EBITDA for the quarter was up 12% and our adjusted earnings per share up 43%.  We continued our momentum in Managed Services, with more than $20 million in recently signed contracts.  Our operating results drove our cash balance to $21.8 million, even after continuing to deleverage our balance sheet and buying back our shares.  We remain confident in ISG’s future, our strategy, and our prospects for long-term growth.”

Third-Quarter 2014 Results

ISG reported record third-quarter revenues of $53.3 million, up 4% on a reported basis and 3% in constant currency, from $51.4 million in the third quarter of 2013.  Revenues were $19.7 million in Europe (up 10% from the same period in 2013), $28.4 million in the Americas (flat), and $5.1 million in Asia Pacific (down 5%), with growth rates in constant currency.

ISG reported operating income of $3.8 million, up 110% for the third quarter of 2014. This compares with operating income of $1.8 million in the third quarter of 2013.  Net income for the third quarter was $2.4 million, up from $0.4 million in 2013.  The 2013 third-quarter results included $2.1 million in stock-based compensation (recorded to selling, general and administrative expenses) versus $0.9 million in the 2014 third quarter, as a result of the vesting of performance-based restricted stock units triggered by the 115% rise in ISG’s share price during the 2013 third quarter.  Reported fully diluted earnings per share (EPS) were $0.06 per share compared with $0.01 per share for the same period in 2013.  Adjusted net income (a non-GAAP measure defined as net income plus amortization of intangible assets, non-cash stock compensation and non-cash impairment charges for goodwill and intangible assets, less gain on extinguishment of debt and bargain purchase gain, all adjustments on a tax-adjusted basis) for the third quarter was $3.8 million, up 44% compared with adjusted net income of $2.6 million in the prior year. Adjusted earnings per share of $0.10 per share on a fully diluted basis were up 43% compared with $0.07 per share in the prior year.

Third-quarter 2014 adjusted earnings before interest, taxes, depreciation, foreign-currency translation gains/losses, gain on extinguishment of debt, bargain purchase gain, amortization and non-cash stock compensation (adjusted EBITDA, a non-GAAP measure) was $6.5 million, up 12% on a reported basis (10% on a constant-currency basis) from $5.8 million in the third quarter of 2013.

Other Financial and Operating Highlights

ISG cash and cash equivalents (including restricted cash) totaled $21.8 million at September 30, 2014, an increase of $4.7 million from June 30, 2014. The increase in cash balances from June 30, 2014 was principally attributable to strong operating results, partially offset by $2.3 million in non-operating use of cash for debt repayments and repurchases of stock. Total outstanding debt at September 30, 2014 was $54.2 million compared with $55.1 million at June 30, 2014.

Conference Call

ISG has scheduled a call at 9:00 a.m. Eastern Time, Wednesday, November 5, 2014, to discuss the Company’s third-quarter financial results. The call can be accessed by dialing1-888-510-1785 or for international callers 001-719-325-2215. The access code is 6339717.

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About Information Services Group

Information Services Group (ISG) (NASDAQ: III) is a leading technology insights, market intelligence and advisory services company, serving more than 500 clients around the world to help them achieve operational excellence. ISG supports private and public sector organizations to transform and optimize their operational environments through research, benchmarking, consulting and managed services, with a focus on information technology, business process transformation, program management services and enterprise resource planning. Clients look to ISG for unique insights and innovative solutions for leveraging technology, the deepest data source in the industry, and more than five decades of experience and global leadership in information and advisory services. Based in Stamford, Conn., the company has more than 850 employees and operates in 21 countries.

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Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property and the intellectual property of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; and (13) ability to achieve cost reductions and productivity improvements in any future value creation plans. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). In this release, ISG has presented both GAAP financial results as well as non-GAAP information for the three and nine months ended September 30, 2014 and September 30, 2013. ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information. These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future. ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income plus income taxes, net interest income/(expense), depreciation, foreign currency transaction gains/losses, amortization of intangible assets resulting from acquisitions and non-cash stock compensation and impairment charges for goodwill and intangible assets, less gain on extinguishment of debt and bargain purchase gain) and adjusted net income (defined as net income plus amortization of intangible assets, non-cash stock compensation and non-cash impairment charges for goodwill and intangible assets, less gain on extinguishment of debt and bargain purchase gain, all adjustments on a tax-adjusted basis) and selected financial data on a constant currency basis (using foreign currency exchange rates based on an average of daily spot rates from January 1, 2013 to August 31, 2013), which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations. These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure. Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Information Services Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Revenues	$53,258	$51,371	$156,387	$157,542
Operating expenses
Direct costs and expenses for advisors	31,487	30,733	92,796	92,467
Selling, general and administrative	16,136	16,987	48,758	50,761
Depreciation and amortization	1,863	1,854	5,501	5,600
Operating income	3,772	1,797	9,332	8,714
Interest income	3	3	12	15
Interest expense	(502)	(660)	(1,524)	(2,108)
Gain on extinguishment of debt	—	—	—	79
Bargain purchase gain	—	—	146	—
Foreign currency transaction loss	(75)	(29)	(112)	(18)

Income before taxes	3,198	1,111	7,854	6,682
Income tax provision	808	700	2,277	2,863
Net income	2,390	411	5,577	3,819
Net income attributable to noncontrolling interest	37	—	56	—
Net income attributable to ISG	$2,353	$411	$5,521	$3,819

Weighted average shares outstanding:
Basic	37,039	36,781	37,214	36,723
Diluted	38,740	38,830	38,813	38,712

Earnings per share attributable to ISG:
Basic	$0.06	$0.01	$0.15	$0.10
Diluted	$0.06	$0.01	$0.14	$0.10

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Net income	$2,390	$411	$5,577	$3,819
Plus:
Interest expense (net of interest income)	499	657	1,512	2,093
Income taxes	808	700	2,277	2,863
Depreciation and amortization	1,863	1,854	5,501	5,600
Gain on extinguishment of debt	—	—	—	(79)
Bargain purchase gain	—	—	(146)	—
Foreign currency transaction	75	29	112	18
Non-cash stock compensation	857	2,129	2,069	3,018
Adjusted EBITDA	$6,492	$5,780	$16,902	$17,332

Net income attributable to ISG	$2,353	$411	$5,521	$3,819
Plus:
Non-cash stock compensation	857	2,129	2,069	3,018
Intangible amortization	1,403	1,437	4,161	4,389
Gain on extinguishment of debt	—	—	—	(79)
Bargain purchase gain	—	—	(146)	—
Foreign currency transaction	75	29	112	18
Tax effect (1)	(887)	(1,366)	(2,354)	(2,791)
Adjusted net income attributable to ISG	$3,801	$2,640	$9,363	$8,374

Weighted average shares outstanding:
Basic	37,039	36,781	37,214	36,723
Diluted	38,740	38,830	38,813	38,712

Adjusted earnings per share attributable to ISG:
Basic	$0.10	$0.07	$0.25	$0.23
Diluted	$0.10	$0.07	$0.24	$0.22

(1)                   Marginal tax rate of 38.0% applied.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

			Three Months Ended			Three Months Ended
	Three Months Ended	Constant currency	September 30, 2014	Three Months Ended	Constant currency	September 30, 2013
	September 30, 2014	impact (1)	Adjusted	September 30, 2013	impact (1)	Adjusted
Revenue	$53,258	$(62)	$53,196	$51,371	$335	$51,706
Operating income	$3,772	$1	$3,773	$1,797	$125	$1,922
Adjusted EBITDA	$6,492	$2	$6,494	$5,780	$125	$5,905

			Nine Months Ended			Nine Months Ended
	Nine Months Ended	Constant currency	September 30, 2014	Nine Months Ended	Constant currency	September 30, 2013
	September 30, 2014	impact (1)	Adjusted	September 30, 2013	impact (1)	Adjusted
Revenue	$156,387	$(1,157)	$155,230	$157,542	$162	$157,704
Operating income	$9,332	$(238)	$9,094	$8,714	$151	$8,865
Adjusted EBITDA	$16,902	$(250)	$16,652	$17,332	$151	$17,483

(1) Foreign currency rates based on exchange rates on an average of daily spot rates from January 1, 2013 to August 31, 2013